Exhibit 99.1

FOR IMMEDIATE RELEASE

September 14, 2021	Nasdaq Capital Markets - GTIM

Good Times Restaurants Appoints Ryan M. Zink to the Board of Directors

(Golden, CO) September 14, 2021 – Good Times Restaurants Inc. (GTIM) (the “Company”), operator of Bad Daddy’s Burger Bar and Good Times Burgers & Frozen Custard, today announced the appointment of Ryan M. Zink, the Company’s President and Chief Executive Officer, to the Board of Directors, expanding its Board of Directors from four to five members.

“As we continue to build on improving results, developing our brands and gaining an edge on consumer needs in a post-pandemic environment, Ryan’s appointment tics every box to bring these initiatives into reality,” said Geoff Bailey, Chairman of the Board. “Ryan offers a consumer-focused perspective in addition to his operations and finance knowledge, and we believe his experience and wise guidance through the turbulent events of the COVID-19 pandemic is evident in the Company’s improved operating results, making our decision to appoint him an obvious one.”

Ryan M. Zink has served as the Company’s President and Chief Executive Officer since April 2020. Prior to his appointment as Chief Executive Officer, Mr. Zink was the Company’s Acting Chief Executive Officer, a position he held beginning in October 2019 concurrently with his roles as the Company’s Chief Financial Officer and Treasurer, which he was initially appointed to in July 2017. Previously, Ryan held positions with INVISTA, a wholly-owned subsidiary of Koch Industries Inc., including as its Corporate Finance Director. Additionally, he served in various capacities with F&H Acquisition Corp., parent of the Fox and Hound, and Champps restaurant brands, including Senior Vice President of Finance, and as Chief Operating Officer for its Champps concept.

About Good Times Restaurants Inc.: Good Times Restaurants Inc. owns, operates, franchises and licenses 41 Bad Daddy’s Burger Bar restaurants through its wholly-owned subsidiaries. Bad Daddy’s Burger Bar is a full-service “small box” restaurant concept featuring a chef-driven menu of gourmet signature burgers, chopped salads, appetizers and sandwiches with a full bar and a focus on a selection of local and craft beers in a high-energy atmosphere that appeals to a broad consumer base. Additionally, Good Times Restaurants Inc. operates and franchises a regional quick-service drive-thru restaurant chain consisting of 32 Good Times Burgers & Frozen Custard restaurants located primarily in Colorado.

Forward-Looking Information

Certain statements and information included in this press release constitute "forward-looking statements." Such forward-looking statements include statements that look forward in time or express management’s beliefs, expectations or hopes. In particular, such statements include, without limitation, our belief regarding the benefits of the tender offer and its anticipated timing and funding. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements.

These risks include material changes in our stock price and/or in market conditions in general, as well as risks impacting our business in general, such as the disruption to our business from the novel coronavirus (COVID-19) pandemic and the impact of the pandemic on our results of operations, financial condition and prospects, which may vary depending on the duration and extent of the pandemic and the impact of federal, state and local governmental actions and customer behavior in response to the pandemic, the impact and duration of staffing constraints at our restaurants, the uncertain nature of current restaurant development plans and the ability to implement those plans and integrate new restaurants, delays in developing and opening new restaurants because of weather, local permitting or other reasons, increased competition, cost increases or shortages in raw food products, and other matters discussed under the Risk Factors section of Good Times’ Annual Report on Form 10-K for the fiscal year ended September 29, 2020 filed with the SEC, and other filings with the SEC. Good Times disclaims any obligation or duty to update or modify these forward-looking statements.

Good Times Restaurants Inc CONTACTS:

Ryan M. Zink, President and Chief Executive Officer (303) 384-1411

Christi Pennington (303) 384-1440

Category: Financial